                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 30, 2005, accompanying the consolidated financial statements and schedules and management's assessment of the effectiveness of internal control over financial reporting in the Annual Report of Dynamics Research Corporation on the Form 10-K/A for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Dynamics Research Corporation on Form S-8 (File No. 333-109973, File No. 333-59706, File No. 333-47838, File No. 333-02805, and
File No. 333-68548).



/s/Grant Thornton LLP
Boston, Massachusetts
March 30, 2005